Exhibit 99.1

January 11, 2008

Investors May Contact:

Kevin Stitt, Bank of America, 704.386.5667

Lee McEntire, Bank of America, 704.388.6780

Leyla Pakzad, Bank of America, 704.386.2024

David Bigelow, Countrywide, 818.225.3121

Lisa Riordan, Countrywide, 818.225.3959

Reporters May Contact:

Scott Silvestri, Bank of America, 1.980.388.9921

scott.silvestri@bankofamerica.com

Countrywide Media Hotline, 800.796.8448

Bank of America Agrees to Purchase Countrywide Financial Corp.

Creates Largest U.S. Mortgage Lender and Servicer

CHARLOTTE – Bank of America Corporation today announced a definitive agreement to purchase Countrywide Financial Corp. in an all-stock transaction worth approximately $4 billion.

The purchase will make Bank of America the nation’s largest mortgage lender and loan servicer. This is an important advancement in the company’s desire to help customers and clients meet all of their financial needs. A mortgage is one of the key foundations of many customer relationships.

Countrywide will benefit from the stability of being part of the largest and one of the most financially strong financial institutions in the United States.

Bank of America will benefit from Countrywide’s broader mortgage capabilities, including its extensive retail, wholesale and correspondent distribution networks. The Calabasas, California-based company operates more than 1,100 field offices and has a sales force of nearly 15,000. Countrywide also has a leading mortgage technology platform, a well known brand in home lending and management expertise in a number of key areas.

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Bank of America would gain greater scale in originating and servicing mortgages in the U.S. Countrywide had $408 billion in mortgage originations in 2007 and has a servicing portfolio of about $1.5 trillion with 9 million loans. The purchase also includes Countrywide’s Lender Placed insurance and other businesses.

“Countrywide presents a rare opportunity for Bank of America to add what we believe is the best domestic mortgage platform at an attractive price and to affirm our position as the nation’s premier lender to consumers,” Bank of America Chairman and Chief Executive Officer Kenneth D. Lewis said. “Countrywide customers will gain access to a broad set of consumer products including credit cards and deposit services. Home ownership is a fundamental pillar of the U.S. economy and over time it will be a key area of growth for Bank of America.”

“We are aware of the issues within the housing and mortgage industries,” Lewis continued. “The transaction reflects those challenges. Mortgages will continue to be an important relationship product, and we now will have an opportunity to better serve our customers and to enhance future profitability.”

Countrywide’s deep retail distribution will enhance Bank of America’s network of more than 6,100 banking centers throughout the U.S. After closing, Bank of America plans to operate Countrywide separately under the Countrywide brand with integration occurring no sooner than 2009.

"We believe this is the right decision for our shareholders, customers and employees,” said Countrywide Chairman and Chief Executive Officer Angelo R. Mozilo. “Bank of America is one of the largest financial institutions in the U.S. and internationally, and we are confident that the combination of Countrywide and Bank of America will create one of the most powerful mortgage franchises in the world. We have had a long and positive relationship with Bank of America and our servicing and origination businesses, as well as other aspects of our operations, will be substantially enhanced as a result of this transaction.”

Financial Terms

Under the terms of the agreement, shareholders of Countrywide would receive .1822 of a share of Bank of America stock in exchange for each share of Countrywide.

The purchase is expected to close in the third quarter and to be neutral to Bank of America earnings per share in 2008 and accretive in 2009, excluding merger and restructuring costs.

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Bank of America expects $670 million in after-tax cost savings in the transaction, or 11 percent of the expense base of the two companies’ mortgage operations. About one third of those savings would come in 2009, two thirds would be realized in 2010 and savings would be fully realized in 2011.

The agreement has been approved by Bank of America’s board of directors and Countrywide’s board of directors and is subject to approval by Countrywide’s shareholders and customary regulatory approvals.

Subprime Initiatives

Origination of subprime loans is not planned for the combined company. Both companies share the goal of keeping distressed mortgage borrowers in their homes when possible. Both Bank of America and Countrywide continue to work with public officials and community groups to explore new initiatives to help homebuyers and communities affected by the subprime issue.

•	Bank of America and Countrywide both support efforts to fight predatory lending practices.

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Bank of America and Countrywide are active participants in the Hope Now Alliance, which has launched a letter campaign to delinquent borrowers, created a counseling hotline and facilitates the sharing of best servicing practices. Bank of America also will continue Countrywide’s commitment to participate in the American Securitization Forum’s December 2007 reset freeze framework for 2/28 and 3/27 adjustable rate mortgages (ARMs).

•	Bank of America will continue Countrywide’s commitment to participate in California Governor Arnold Schwarzenegger’s November 2007 subprime ARM program.

Bank of America plans to expand the capacity and marketing of credit counseling programs and internal capacity and flexibility for loan modifications for loan workout teams following the purchase of Countrywide.

Countrywide also has a number of programs in place designed to minimize foreclosures where feasible.

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On October 23, 2007, Countrywide announced a major expansion of its foreclosure prevention efforts by starting a $16 billion home preservation program to assist as many as 82,000 subprime hybrid ARM customers facing ARM resets through the end of 2008.

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On October 24, 2007, Countrywide entered into a groundbreaking partnership with the Neighborhood Assistance Corporation of America (NACA) to leverage Countrywide’s market leading home retention programs and NACA’s unique model for counseling borrowers.

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On December 21, 2007, Countrywide announced work on an agreement with the Association of Community Organizations for Reform Now (ACORN) to serve as a blueprint for home retention and foreclosure prevention initiatives in the mortgage industry, with a particular focus on subprime borrowers.

Bank of America was advised by Banc of America Securities and the law firms of Cleary, Gottlieb, Steen & Hamilton LLP and K&L Gates in the transaction. Countrywide was advised by Sandler O’Neill & Partners LP and Goldman Sachs Group Inc. and the law firm of Wachtell Lipton Rosen & Katz. Countrywide’s Board of Directors was advised by Sandler O’Neill & Partners LP. Both Goldman Sachs and Sandler O’Neill delivered fairness opinions to the Countrywide Board.

Note: Bank of America management will present transaction details in an 8:30 a.m. webcast today. The presentation and supporting materials can be accessed on the Bank of America Investor Relations Web site at http://investor.bankofamerica.com. For a listen-only connection to the conference call, dial 800.895.1241 and the conference ID: 79795.

Bank of America

Bank of America is one of the world's largest financial institutions, serving individual consumers, small and middle market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk-management products and services. The company provides unmatched convenience in the United States, serving more than 57 million consumer and small business relationships with more than 6,100 retail banking offices, more than 17,000 ATMs and award-winning online banking with more than 23 million active users. Bank of America is the No. 1 overall Small Business Administration (SBA) lender in the United States and the No. 1 SBA lender to minority-owned small businesses. The company serves clients in 175 countries and has relationships with 99 percent of the U.S. Fortune 500 companies and 80 percent of the Fortune Global 500. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange.

www.bankofamerica.com

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Countrywide Financial

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000 and Fortune 500. Through its family of companies, Countrywide originates, purchases, securitizes, sells, and services residential and commercial loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide's website at http://www.countrywide.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the financial conditions, results of operations and earnings outlook of Bank of America Corporation. The forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: 1) projected business increases following process changes and other investments are lower than expected; 2) competitive pressure among financial services companies increases significantly; 3) general economic conditions are less favorable than expected; 4) political conditions including the threat of future terrorist activity and related actions by the United States abroad may adversely affect the company’s businesses and economic conditions as a whole; 5) changes in the interest rate environment and market liquidity reduce interest margins, impact funding sources and effect the ability to originate and distribute financial products in the primary and secondary markets; 6) changes in foreign exchange rates increases exposure; 7) changes in market rates and prices may adversely impact the value of financial products; 8) legislation or regulatory environments, requirements or changes adversely affect the businesses in which the company is engaged; 9) changes in accounting standards, rules or interpretations, 10) litigation liabilities, including costs, expenses, settlements and judgments, may adversely affect the company or its businesses; 11) mergers and acquisitions and their integration into the company; and 12) decisions to downsize, sell or close units or otherwise change the business mix of any of the company. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Bank of America does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. For further information regarding Bank of America Corporation, please read the Bank of America reports filed with the SEC and available at www.sec.gov.

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Additional Information About this Transaction

In connection with the proposed merger, Bank of America will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Countrywide that also constitutes a prospectus of Bank of America.  Countrywide will mail the proxy statement/prospectus to its stockholders. Bank of America and Countrywide urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Bank of America’s website (www.bankofamerica.com) under the tab “About Bank of America” and then under the heading “Investor Relations” and then under the item “SEC Filings”. You may also obtain these documents, free of charge, from Countrywide’s website (www.countrywide.com) under the tab “investor relations” and then under the heading “SEC & other filings.”

Proxy Solicitation

Bank of America, Countrywide and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Countrywide stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Countrywide stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Bank of America’s executive officers and directors in its definitive proxy statement filed with the SEC on March 19, 2007.  You can find information about Countrywide’s executive officers and directors in definitive proxy statement filed with the SEC on April 27, 2007.  You can obtain free copies of these documents from Bank of America and Countrywide using the contact information above.

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